UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 21, 2007
NATURAL HEALTH TRENDS CORP.

(Exact Name of Registrant as Specified in Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-26272	59-2705336

(Commission File Number)	(IRS Employer Identification No.)

2050 Diplomat Drive, Dallas, Texas	75234

(Address of Principal Executive Offices)	(Zip Code)
(972) 241- 4080

(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure Of Directors Or Certain Officers; Election Of Directors; Appointment of Certain Officers; Compensatory Arrangements Of Certain Officers
Item 9.01: Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Employment Agreement - Chris Sharng
Employment Agreement - Timothy S. Davidson
Employment Agreement - Gary C. Wallace
Employment Agreement - Curtis Broome

Item 5.02: Departure Of Directors Or Certain Officers; Election Of Directors; Appointment of Certain Officers; Compensatory Arrangements Of Certain Officers.
Executive Officer Employment Agreements
Following recommendation by the Compensation Committee and approval by the Board of Directors of Natural Health Trends Corp. (the “Company”), on April 23, 2007 the Company entered into employment agreements (the “Executive Employment Agreements”) with each of the following executive officers of the Company (each an “Executive Officer”):

Name	Title
Chris T. Sharng	President

Timothy S. Davidson	Chief Financial Officer and Senior Vice President

Gary C. Wallace	General Counsel, Chief Ethics and Compliance Officer and Secretary

Curtis Broome	Worldwide President of NHT Global
Under the Executive Employment Agreements, each Executive Officer remains an “at will” employee of the Company, and either the Executive Officer or the Company can terminate the employment relationship at any time upon four weeks notice to the other party. The applicable Executive Employment Agreement for each of Messrs. Sharng, Davidson, Wallace and Broome provides for an annual base salary of $250,000, $180,000, $190,000 and $250,000, respectively. The base salary for each Executive Officer is subject to a minimum 3% annual increase each January 1st. Each Executive Officer is also entitled to participate in the Company’s annual incentive plan, equity incentive plan and other standard U.S. employee benefit programs.
Under the Executive Employment Agreements, each Executive Officer will be entitled to severance benefits in the event that the Executive Officer’s employment is terminated by the Company without Cause (as defined in the Executive Employment Agreements) or in connection with a Change of Control (as defined in the Executive Employment Agreements). Each Executive Officer is also entitled to severance benefits in the event that the Executive Officer terminates his employment for Good Reason (as defined in the Executive Employment Agreements). Each Executive Officer shall, following an event triggering severance benefits, receive as severance the continuation of his base salary, as well as the continuation of certain health and medical benefits, for a period of one year for a termination without Cause or for Good Reason, and for a period of two years for a termination in connection with a Change of Control .
The Executive Employment Agreements for Messrs. Sharng and Broome provide the following provisions in addition to those set forth above:
•	The Company has agreed to appoint Mr. Sharng to the Company’s board of directors by no later than October 2007; provided, however, that if Mr. Sharng is, at any time, no longer an employee of the Company he agrees to resign from the Company’s board of directors.

•	Mr. Broome is entitled to a housing and living allowance of $80,000 per annum (subject to periodic adjustment) for the period of time during which he resides in Hong Kong.
In connection with the Executive Employment Agreements, each of the Executive Officers has entered into a Non-Competition and Proprietary Rights Assignment Agreement, pursuant to which each Executive Officer has agreed (i) to keep certain Company information confidential, (ii) to assign the rights to certain work product to the Company and (iii) not to compete with the Company or solicit Company customers or distributors during the term of his employment and for six months thereafter.

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Restricted Stock Grants
Following approval by the Compensation Committee, on April 21, 2007 the Company granted shares of restricted stock under the Company’s 2007 Equity Incentive Plan to the Company’s executive officers and other key employees. These restricted stock grants vest quarterly on a pro rata basis over a three-year period. The following numbers of shares of restricted stock were granted to the Company’s executive officers: Mr. Sharng, 111,900 shares; Mr. Davidson, 25,000 shares; Mr. Wallace, 25,000 shares; Mr. John Cavanaugh, President of MarketVision, 99,400; and Mr. Broome, 84,400.
The foregoing description of the terms and conditions of the Executive Employment Agreements and the Non-Competition and Proprietary Rights Assignment Agreements is qualified in its entirety by reference to the various documents included as exhibits to this Current Report on Form 8-K.
Item 9.01: Financial Statements and Exhibits.

Exhibit	Description
10.1	Employment Agreement (including form of Non-Competition and Proprietary Rights Assignment Agreement) for Chris Sharng, dated April 23, 2007

10.2	Employment Agreement (including form of Non-Competition and Proprietary Rights Assignment Agreement) for Timothy S. Davidson, dated April 23, 2007

10.3	Employment Agreement (including form of Non-Competition and Proprietary Rights Assignment Agreement) for Gary C. Wallace, dated April 23, 2007

10.4	Employment Agreement (including form of Non-Competition and Proprietary Rights Assignment Agreement) for Curtis Broome, dated April 23, 2007

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL HEALTH TRENDS CORP.
By:	/s/ Chris Sharng
Chris Sharng
President

Date: April 26, 2007

EXHIBIT INDEX

Exhibit	Description
10.1	Employment Agreement (including form of Non-Competition and Proprietary Rights Assignment Agreement) for Chris Sharng, dated April 23, 2007

10.2	Employment Agreement (including form of Non-Competition and Proprietary Rights Assignment Agreement) for Timothy S. Davidson, dated April 23, 2007

10.3	Employment Agreement (including form of Non-Competition and Proprietary Rights Assignment Agreement) for Gary C. Wallace, dated April 23, 2007

10.4	Employment Agreement (including form of Non-Competition and Proprietary Rights Assignment Agreement) for Curtis Broome, dated April 23, 2007